                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-4374 of Sierra Pacific Resources on Form S-3 and Registration Statement Nos. 2-92454, 33-87646, and 33-48152 of Sierra Pacific Resources on Form S-8 of our report dated February 16, 1996, on our audit of the consolidated statements of income, cash flows and retained earnings for the year ended December 31, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 1997.


Coopers & Lybrand L.L.P.

San Francisco, California
March 16, 1998